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                                                                    Exhibit 99.1

The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
1349), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re: Inrange Technologies Corporation

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1349), each of the undersigned hereby certifies that:

              (i) this Report on Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

              (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Inrange Technologies Corporation.

Dated as of this 27th day of March, 2003.


/s/ Kenneth H. Koch                        /s/ John R. Schwab
---------------------------                -----------------------------
Kenneth H. Koch                            John R. Schwab
President and Chief Executive Officer      Vice President and Chief Financial
                                           Officer

A signed original of this written statement required by Section 906 has been provided to Inrange Technologies Corporation and will be retained by Inrange Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.